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                                                                    EXHIBIT 99.1

                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ask Jeeves, Inc.

Date:  March 12, 2003        /s/ A. George (Skip) Battle
                             --------------------------------
                             A. George (Skip) Battle
                             Chief Executive Officer

Date:  March 12, 2003        /s/ Steven J. Sordello
                             --------------------------------
                             Steven J. Sordello
                             Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.